Exhibit 10.4.2

                  AMENDMENT No 1 TO CONTRACT Number GSS0210100
                           (Digital Channel Platform)

            This Amendment (the "Amendment") is made as of the 7th day of May 2004 ("Effective Date").

      WHEREAS, Playboy Entertainment Group, Inc. and Loral SpaceCom Corporation, d/b/a Loral Skynet ("Loral") executed an agreement for the creation and marketing to potential customers, a multi-channel video and audio transmission service, including video compression, uplink, and satellite capacity effective as of 4 February 2003 (the "Agreement");

      WHEREAS, Intelsat LLC, a company organized and existing under the laws of Delaware, acquired the assets of Loral effective 17 March 2004, and, in connection with that acquisition, the Agreement was assigned to Intelsat USA Sales Corp. ("Intelsat"), a company also organized and existing under the laws of Delaware effective on the same date, and CUSTOMER has validly consented to said assignment;

      WHEREAS Telstar 7 has been renamed Intelsat Americas 7 (IA-7);

      WHEREAS Section 11.1 of the Agreement provides that the Initial Term (as defined in the Agreement) shall continue for a period of five (5) years, until February 3, 2008, and CUSTOMER and Intelsat now desire to extend such term;

      NOW THEREFORE, in consideration of the promises herein exchanged and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties agree to amend the Terms and Conditions to the Agreement as described below:

A. All terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

B. All references to Skynet are replaced with "Intelsat," and all references to Telstar 7 are replaced with IA-7.

C. The Initial Term of service under Section 11.1 of the Agreement is extended until 31 January 2013.

D.    Section 7(ii) of the Agreement is deleted and replaced with:

      If to Intelsat:  Director, Contracts
                       Intelsat
                       3400 International Drive NW
                       Washington, D.C. 20008
                       Tel: 202 944 7200

      With a copy to:  General Counsel

            Except as herein amended, all other provisions of the Agreement shall remain in full force and effect. In the event of any conflict between the terms of this Amendment and those of the Agreement, the terms of this Amendment shall supersede those of the Agreement and exclusively govern the matter in question.

            IN WITNESS WHEREOF, the Parties hereto have executed or caused to be executed this Amendment as of the Effective Date first written above.

INTELSAT USA SALES CORP.

BY: /s/ Stephen Spengler
    -----------------------------------
        Stephen Spengler
        Director and President


PLAYBOY ENTERTAINMENT GROUP, INC.

BY: /s/ Alexandra Atkins Shepard
    -----------------------------------
        Alexandra Atkins Shepard
        Senior Vice President